                                                                   EXHIBIT 99(i)

NEWS RELEASE
TO BUSINESS EDITOR:

                    COMM BANCORP, INC. REPORTS 2003 EARNINGS

         Clarks Summit, PA, January 20/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:
CCBP) today reported 2003 earnings of $4,700,000 or $2.45 per share, compared to $5,200,000 or $2.65 per share for 2002. Earnings totaled $1,070,000 or $0.56 per share for the fourth quarter of 2003 compared to $1,390,000 or $0.71 per share for the same quarter last year.

         Return on average stockholders' equity and return on average assets were 10.23% and 0.93% for the year ended December 31, 2003, and 11.99% and 1.10% for the same period of 2002. For the fourth quarter, return on average stockholders' equity and return on average assets were 9.14% and 0.83% in 2003 and 12.21% and 1.12% in 2002.

         "The low interest rate environment has placed pressure on both our net interest margin and profitability in 2003," commented William F. Farber, Sr., President and Chief Executive Officer. "Our emphasis over the past year has been on avoiding taking on excessive interest rate risk while positioning the balance sheet for enhanced profitability in the future." "However, as we look back on the past year, we are extremely pleased with the many accomplishments we've achieved," continued Farber. During 2003, the Company expanded its market area into Monroe County by opening its 17th community banking office in Tannersville, Pennsylvania. In addition, the Company established Community Abstract Services, LLC, which offers title insurance and abstract services to residential mortgage loan customers as a means of generating additional fee income. With regard to technological improvements, the Company implemented a state of the art document imaging and retrieval system. This company-wide system facilitates the storage and retrieval of pertinent documents across departments and provides greater workflow efficiency. "While we will continually strive to build commercial market share, our focus in 2004 will be on increasing noninterest income and improving operating efficiencies," stated Farber. "Net interest margins appeared to have stabilized recently and we are confident that our efforts will result in improved earnings and profitability," concluded Farber.

HIGHLIGHTS

-        Opened 17th community banking office in Tannersville, Pennsylvania.

-        Loans, net of unearned income, grew 11% over 2002.

-        Noninterest-bearing deposits rose 19% over prior year.

-        Asset quality improved 5% from year-end 2002.

INCOME STATEMENT REVIEW

         For the year ended December 31, 2003, tax-equivalent net interest income decreased $340 thousand or 1.8% to $18.1 million compared to $18.4 million for the same period of 2002. Due to the sustained low interest rate environment, earning asset yields declined to a greater extent than the cost of interest bearing liabilities, which resulted in a 20 basis point decline in the net interest spread. Partially mitigating the negative effects of the rate environment, was growth in average earning assets over that of average interest-bearing liabilities. The tax-equivalent yield on earning assets compressed 92 basis points to 5.89% in 2003 from 6.81% in 2002, which resulted in a $4.4 million reduction in tax-equivalent interest revenue. The cost of interest-bearing liabilities declined 72 basis points to 2.51% from 3.23%. This caused a $2.5 million reduction in interest expense. Overall, the decline in spread had a negative effect on tax-equivalent net interest income of $1,860 thousand. Average earning assets grew $25.7 million or 5.7% to $475.4 million in 2003 from $449.7 million in 2002, while interest-bearing liabilities averaged $18.3 million or 4.8% higher. The change in volumes resulted in additional tax-equivalent net interest income of $1,520 thousand, which partially offset the effect of the decline in spread. The tax-equivalent net interest margin fell 29 basis points to 3.80% in 2003 from 4.09% in 2002. However, margin compression slowed in the fourth quarter. For the fourth quarter of 2003, the tax-equivalent net interest margin declined only 1 basis point to 3.73% after declining 4 basis points in the third quarter and 17 basis points in the second quarter.

         For the year and quarter ended December 31, 2003, the provision for loan losses totaled $480 thousand and $120 thousand, respectively, compared to $1,100 thousand and $165 thousand for the same periods of 2002. The allowance for loan losses, as a percentage of loans, net of unearned income, equaled 1.00% at the end of 2003 compared to 1.16% one year ago.

         Noninterest income amounted to $4.0 million in 2003 and $4.1 million in 2002. Net gains on the sale of residential mortgages increased $293 thousand or 31.9% to $1.2 million for the year ended December 31, 2003. Service charges, fees and commissions decreased $95 thousand or 3.3% compared to the previous year. Net gains on the sale of investment securities were $13 thousand in 2003 and $322 thousand in 2002. For the fourth quarter, noninterest income decreased $350 thousand in 2003 compared to one year ago. Net gains on the sale of loans and investment securities decreased $155 thousand and $223 thousand, respectively, while service charges, fees and commissions rose $28 thousand.

         Noninterest expense increased 7.1% to $14.5 million for the year ended December 31, 2003, compared to $13.5 million for the same period last year. Salaries and employee benefits expense increased $410 thousand or 6.1%, occupancy and equipment expense increased $397 thousand or 21.4% and other expenses increased $147 thousand or 3.0%. Additional staff and training required for the new Tannersville Office, personnel added in the lending division and increased health insurance costs were responsible for the higher employee-related costs. Depreciation and maintenance costs associated with the relocation of the Clifford Office in January of 2003 and the installation of a document imaging system factored into the increased occupancy and equipment costs. Other expenses were impacted by higher contractual services relative to increased activity in the secondary mortgage division and increased state shares tax, partially offset by reductions in marketing costs, supply costs and other real estate expense. For the fourth quarter, noninterest expense increased $228 thousand or 6.5% to $3.7 million in 2003, from $3.5 million in 2002.

BALANCE SHEET REVIEW

         A focused effort on building commercial business relationships resulted in substantial growth of $34.3 million or 10.6% in loans, net of unearned income, to $357.9 million at December 31, 2003, from $323.6 million at December 31, 2002. Total deposits also grew substantially, by $22.3 million or 5.1% to $459.5 million at December 31, 2003, from $437.2 million at year-end 2002. Noninterest-bearing deposits grew $9.3 million or 18.7%, while interest-bearing deposits rose $13.0 million or 3.4%. With regard to noninterest-bearing accounts, approximately 61.0% of the growth resulted from commercial business development. Commercial checking accounts increased $5.7 million or 27.5% over the prior year. Investment securities decreased $19.0 million to $105.2 million at December 31, 2003, from $124.2 million at the end of 2002. There were $11.5 million in federal funds sold outstanding at the close of 2003 and $10.5 million at year-end 2002. In total, assets grew $23.0 million or 4.7% to $509.4 million at December 31, 2003, from $486.4 million at the end of last year.

         Stockholders' equity increased $1.2 million to $46.5 million at December 31, 2003, from $45.3 million at December 31, 2002. On a per share basis, stockholders' equity equaled $24.41 per share and $23.31 per share for these respective periods. During the year ended December 31, 2003, 44,788 shares of common stock totaling $1.6 million were repurchased. Dividends declared in 2003 totaled $0.88 per share, an increase of $0.06 per share or 7.3% from $0.82 per share in 2002. The Company's common stock closed at a price of $37.75 per share and traded at 155% of book and 15.4 times trailing twelve months earnings per share at December 31, 2003.

         Nonperforming assets at December 31, 2003, improved $135 thousand or 5.3% over the prior year. Nonaccrual loans decreased $546 thousand, while accruing loans past due 90 days or more and foreclosed assets increased $190 thousand and $221 thousand, respectively. As a percentage of loans, net of unearned income, nonperforming assets equaled 0.67% at December 31, 2003, compared to 0.79% at December 31, 2002.

         The allowance for loan losses was $3.6 million and approximated 1.00% of loans, net of unearned income at December 31, 2003, compared to $3.7 million and 1.16% one year ago. The allowance covered 148.9% of nonperforming assets at December 31, 2003, and 147.3% at year-end 2002. Net loans charged off amounted to $641 thousand or 0.18% of average loans outstanding in 2003, compared to $575 thousand or 0.18% in 2002.

         Comm Bancorp, Inc. serves five Pennsylvania counties through Community Bank and Trust Company's 17 community banking offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of Klick(SM) Banking, on-line banking services, by accessing the Company's web site at http://www.combk.com. The Company's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.

                           [TABULAR MATERIAL FOLLOWS]

                                  SUMMARY DATA
                               COMM BANCORP, INC.
                               FIVE QUARTER TREND
                      (IN THOUSANDS, EXPECT PER SHARE DATA)

                                            Dec. 31,         Sept. 30,        June 30,        March 31,         Dec. 31,
                                              2003             2003             2003            2003              2002
Key performance data:

Per share data:
Net income                                $       0.56     $       0.61     $       0.60     $       0.68     $       0.71
Cash dividends declared                   $       0.22     $       0.22     $       0.22     $       0.22     $       0.21
Book value                                $      24.41     $      24.16     $      23.94     $      23.70     $      23.31
Tangible book value                       $      23.95     $      23.66     $      23.41     $      23.14     $      22.71
Market value:
  High                                    $      38.85     $      36.67     $      37.40     $      35.48     $      35.50
  Low                                     $      35.97     $      34.25     $      34.23     $      33.50     $      32.76
  Closing                                 $      37.75     $      35.75     $      34.80     $      35.00     $      35.29
Market capitalization                     $     71,971     $     68,099     $     66,451     $     68,109     $     68,631
Common shares outstanding                    1,906,528        1,904,869        1,909,518        1,945,977        1,944,769

Selected ratios:

Return on average stockholders' equity            9.14%           10.10%            9.96%           11.77%           12.21%

Return on average assets                          0.83%            0.89%            0.92%            1.11%            1.12%

Leverage ratio                                    8.66%            8.56%            8.55%            8.77%            8.77%

Efficiency ratio                                 72.28%           70.51%           69.71%           65.15%           66.70%

Nonperforming assets to loans, net                0.67%            0.74%            0.68%            0.68%            0.79%

Net charge-offs to average loans, net             0.29%            0.08%            0.20%            0.17%            0.07%

Allowance for loan losses to loans, net           1.00%            1.06%            1.09%            1.13%            1.16%

Earning assets yield (FTE)                        5.64%            5.69%            5.97%            6.31%            6.32%

Cost of funds                                     2.30%            2.36%            2.61%            2.80%            2.93%

Net interest spread (FTE)                         3.34%            3.33%            3.36%            3.51%            3.39%

Net interest margin (FTE)                         3.73%            3.74%            3.78%            3.95%            3.85%

                               COMM BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

Year ended                                                                    Dec. 31,        Dec. 31,
                                                                                2003            2002
Interest income:

Interest and fees on loans:
  Taxable                                                                   $     22,228    $     22,811
  Tax-exempt                                                                         780             688

Interest and dividends on investment securities available-for-sale:
  Taxable                                                                          1,994           3,481
  Tax-exempt                                                                       1,586           1,885
  Dividends                                                                           40              71
Interest on federal funds sold                                                       180             348
    Total interest income                                                         26,808          29,284

Interest expense:
Interest on deposits                                                               9,969          12,216
Interest on borrowed funds                                                             3
    Total interest expense                                                         9,972          12,216
    Net interest income                                                           16,836          17,068
Provision for loan losses                                                            480           1,100
    Net interest income after provision for loan losses                           16,356          15,968

Noninterest income:
Service charges, fees and commissions                                              2,809           2,904
Net gains on sale of loans                                                         1,212             919
Net gains on sale of investment securities                                            13             322
    Total noninterest income                                                       4,034           4,145

Noninterest expense:
Salaries and employee benefits expense                                             7,177           6,767
Net occupancy and equipment expense                                                2,250           1,853
Other expenses                                                                     5,057           4,910
    Total noninterest expense                                                     14,484          13,530
Income before income taxes                                                         5,906           6,583
Provision for income tax expense                                                   1,206           1,383
    Net income                                                              $      4,700    $      5,200

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale       $       (700)   $      3,245
Reclassification adjustment for gains included in net income                         (13)           (322)
Income tax expense (benefit) related to other comprehensive income (loss)           (242)            994
     Other comprehensive income (loss), net of income taxes                         (471)          1,929
     Comprehensive income                                                   $      4,229    $      7,129

Per share data:
Net income                                                                  $       2.45    $       2.65
Cash dividends declared                                                     $       0.88    $       0.82
Average common shares outstanding                                              1,921,063       1,960,140

                               COMM BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

Three months ended                                              Dec.31,      Sept. 30,      June 30,     March 31,      Dec. 31,
                                                                 2003           2003          2003         2003           2002
Interest income:
Interest and fees on loans:
  Taxable                                                      $    5,447    $    5,617    $    5,612   $    5,552    $    5,674
  Tax-exempt                                                          203           199           187          191           166

Interest and dividends on investment securities
   available-for-sale:
  Taxable                                                             509           397           430          658           712
  Tax-exempt                                                          393           394           399          400           430
  Dividends                                                             6             9            11           14            15
Interest on federal funds sold                                         17            49            86           28            93
    Total interest income                                           6,575         6,665         6,725        6,843         7,090
Interest expense:
Interest on deposits                                                2,323         2,392         2,582        2,672         2,889
Interest on borrowed funds                                              3
    Total interest expense                                          2,326         2,392         2,582        2,672         2,889
    Net interest income                                             4,249         4,273         4,143        4,171         4,201
Provision for loan losses                                             120           120           120          120           165
    Net interest income after provision for loan losses             4,129         4,153         4,023        4,051         4,036
Noninterest income:
Service charges, fees and commissions                                 716           702           695          696           688
Net gains on sale of loans                                            199           328           295          390           354
Net gains on sale of investment securities                             13                                                    236
    Total noninterest income                                          928         1,030           990        1,086         1,278

Noninterest expense:
Salaries and employee benefits expense                              1,849         1,859         1,773        1,696         1,775
Net occupancy and equipment expense                                   604           558           548          540           494
Other expenses                                                      1,289         1,322         1,257        1,189         1,245
    Total noninterest expense                                       3,742         3,739         3,578        3,425         3,514
Income before income taxes                                          1,315         1,444         1,435        1,712         1,800
Provision for income tax expense                                      245           289           290          382           410
    Net income                                                 $    1,070    $    1,155    $    1,145   $    1,330    $    1,390

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities
   available-for-sale                                          $     (268)   $     (408)   $      212   $     (236)   $     (335)
Reclassification adjustment for gains included in net income          (13)                                                  (236)
Income tax expense (benefit) related to other comprehensive
   income (loss)                                                      (95)         (139)           72          (80)         (194)
    Other comprehensive income (loss), net of income taxes           (186)         (269)          140         (156)         (377)
    Comprehensive income                                       $      884    $      886    $    1,285   $    1,174    $    1,013
Per share data:
Net income                                                     $     0.56    $     0.61    $     0.60   $     0.68    $     0.71
Cash dividends declared                                        $     0.22    $     0.22    $     0.22   $     0.22    $     0.21
Average common shares outstanding                               1,906,528     1,908,995     1,923,082    1,946,217     1,949,678

                               COMM BANCORP, INC.
                 DETAILS OF NET INTEREST AND NET INTEREST MARGIN
                 (IN THOUSANDS, FULLY TAXABLE EQUIVALENT BASIS)

                                          Dec. 31,    Sept. 30,    June 30,     March  31,   Dec. 31,
                                            2003         2003        2003          2003        2002
Three months ended

Net interest income:
Interest income
Loans, net:
  Taxable                                $   5,447    $   5,617    $   5,612    $   5,552    $   5,674
  Tax-exempt                                   306          302          284          289          252
    Total loans, net                         5,753        5,919        5,896        5,841        5,926
Investments:
  Taxable                                      515          406          441          672          727
  Tax-exempt                                   596          596          605          606          651
    Total investments                        1,111        1,002        1,046        1,278        1,378
Federal funds sold                              17           49           86           28           93
    Total interest income                    6,881        6,970        7,028        7,147        7,397
Interest expense
  Deposits                                   2,323        2,392        2,582        2,672        2,889
  Borrowed funds                                 3
    Total interest expense                   2,326        2,392        2,582        2,672        2,889
    Net interest income                  $   4,555    $   4,578    $   4,446    $   4,475    $   4,508

Loans, net:
  Taxable                                     6.48%        6.70%        7.05%        7.19%        7.24%
  Tax-exempt                                  4.87%        5.06%        5.88%        6.07%        7.77%
    Total loans, net                          6.37%        6.59%        6.98%        7.12%        7.26%
Investments:
  Taxable                                     2.35%        2.06%        2.47%        3.19%        3.57%
  Tax-exempt                                  7.41%        7.41%        7.44%        7.56%        7.44%
    Total investments                         3.71%        3.62%        4.02%        4.40%        4.74%
Federal funds sold                            0.94%        1.00%        1.20%        1.28%        1.47%
    Total earning assets                      5.64%        5.69%        5.97%        6.31%        6.32%
Interest expense
  Deposits                                    2.30%        2.36%        2.61%        2.80%        2.93%
  Borrowed funds                              1.13%
    Total interest-bearing liabilities        2.30%        2.36%        2.61%        2.80%        2.93%
    Net interest spread                       3.34%        3.33%        3.36%        3.51%        3.39%
    Net interest margin                       3.73%        3.74%        3.78%        3.95%        3.85%

                               COMM BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  Dec. 31,   Sept. 30,   June 30,    March 31,   Dec. 31,
At period end                                       2003       2003        2003        2003        2002
Assets:

Cash and due from banks                          $  17,099   $  12,611   $  13,983   $  12,232   $  10,883
Federal funds sold                                  11,500      22,600      34,350      18,700      10,500
Investment securities available-for-sale           105,248     116,121     106,186     114,956     124,203
Loans held for sale, net                             3,205       5,677       7,522       3,763       3,916
Loans, net of unearned income                      357,940     352,593     336,853     327,956     323,575
Less: Allowance for loan losses                      3,584       3,723       3,677       3,722       3,745
Net loans                                          354,356     348,870     333,176     324,234     319,830
Premises and equipment, net                         12,484      12,129      12,134      11,878      11,861
Other assets                                         5,560       5,136       5,554       5,194       5,225
    Total assets                                 $ 509,452   $ 523,144   $ 512,905   $ 490,957   $ 486,418

Liabilities:
Deposits:
  Noninterest-bearing                            $  59,119   $  62,918   $  59,612   $  52,022   $  49,820
  Interest-bearing                                 400,347     410,552     403,853     389,272     387,393
    Total deposits                                 459,466     473,470     463,465     441,294     437,213
Other liabilities                                    3,445       3,657       3,722       3,541       3,872
    Total liabilities                              462,911     477,127     467,187     444,835     441,085

Stockholders' equity:
Common stock, par value $0.33 authorized
 12,000,000, issued 1,906,528; 1,904,869;
 1,909,518; 1,945,977; 1,944,769                       629         629         630         642         642
Capital surplus                                      6,576       6,517       6,478       6,536       6,484
Retained earnings                                   37,223      36,572      36,042      36,516      35,623
Accumulated other comprehensive income               2,113       2,299       2,568       2,428       2,584
    Total stockholders' equity                      46,541      46,017      45,718      46,122      45,333
    Total liabilities and stockholders' equity   $ 509,452   $ 523,144   $ 512,905   $ 490,957   $ 486,418

                               COMM BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  Dec. 31,   Sept. 30,   June 30,    March 31,    Dec. 31,
Average quarterly balances                         2003        2003        2003        2003         2002
Assets:
Loans, net:
  Taxable                                        $ 333,352   $ 332,444   $ 319,400   $ 313,318   $ 311,113
  Tax-exempt                                        24,948      23,696      19,386      19,300      12,864
    Total loans, net                               358,300     356,140     338,786     332,618     323,977
Investments:
  Taxable                                           86,989      78,049      71,684      85,368      80,734
  Tax-exempt                                        31,917      31,906      32,620      32,527      34,698
    Total investments                              118,906     109,955     104,304     117,895     115,432
Federal funds sold                                   7,202      19,529      28,845       8,869      25,069
    Total earning assets                           484,408     485,624     471,935     459,382     464,478
Other assets                                        28,030      26,594      28,333      26,750      27,435
    Total assets                                 $ 512,438   $ 512,218   $ 500,268   $ 486,132   $ 491,913

Liabilities and stockholders' equity:
Deposits:
  Interest-bearing                               $ 399,985   $ 402,796   $ 396,555   $ 387,246   $ 390,727
  Noninterest-bearing                               61,791      61,066      54,214      49,721      52,293
    Total deposits                                 461,776     463,862     450,769     436,967     443,020
Borrowed Funds                                       1,051
Other liabilities                                    3,142       2,986       3,383       3,320       3,720
    Total liabilities                              465,969     466,848     454,152     440,287     446,740
Stockholders' equity                                46,469      45,370      46,116      45,845      45,173
    Total liabilities and stockholders' equity   $ 512,438   $ 512,218   $ 500,268   $ 486,132   $ 491,913

                               COMM BANCORP, INC.
                               ASSET QUALITY DATA
                                 (IN THOUSANDS)

                                                  Dec. 31,   Sept. 30,   June 30,    March 31,   Dec. 31,
At quarter end                                      2003        2003       2003         2003       2002
Nonperforming assets:
  Nonaccrual/restructured loans                  $   1,446   $   1,374   $   1,514   $   1,727   $   1,992
  Accruing loans past due 90 days or more              700       1,094         612         312         510
  Foreclosed assets                                    261         126         162         202          40
Total nonperforming assets                       $   2,407   $   2,594   $   2,288   $   2,241   $   2,542

Three months ended
Allowance for loan losses:

Beginning balance                                $   3,723   $   3,677   $   3,722   $   3,745   $   3,640
Charge-offs                                            303          87         199         164         102
Recoveries                                              44          13          34          21          42
Provision for loan losses                              120         120         120         120         165
Ending balance                                   $   3,584   $   3,723   $   3,677   $   3,722   $   3,745

SOURCE Comm Bancorp, Inc.

/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.

Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company's Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.